Exhibit 99.1

For Immediate Release

Contact:	Aimee D. Levine	Derek Irwin
	VP, Corporate Communications	SVP, Finance
	Ziff Davis Holdings Inc.	Ziff Davis Holdings Inc.
	(212) 503-4881	(212) 503-3460
	aimee_levine@ziffdavis.com	derek_irwin@ziffdavis.com

Ziff Davis Reports Strong Second Quarter 2003 Results

Company Posts EBITDA of $9.0 Million

NEW YORK, August 6, 2003 – Ziff Davis Holdings Inc., the ultimate parent company of Ziff Davis Media Inc., today reported financial results for the quarter ended June 30, 2003. The Company reported consolidated earnings before interest expense, provision for income taxes, depreciation expense, amortization expense and non-recurring charges (“EBITDA”)¹ of $9.0 million for the quarter ended June 30, 2003, compared to $(0.5) million of consolidated EBITDA losses for the prior year period. This marked the Company’s fourth consecutive quarter of positive EBITDA.

Condensed consolidated statements of operations for the quarters and six months ended June 30, 2003 and 2002, respectively, and condensed consolidated balance sheets at June 30, 2003, March 31, 2003 and December 31, 2002 are set forth at the end of this release.

“While world events and U.S. economic challenges were significant during the second quarter, we were fortunate to achieve further stabilization and earnings growth for all of our business lines,” said Robert F. Callahan, Chairman and CEO. “PC Magazine and our Game Group continued to demonstrate their market-leading positions, and the strong finish for the month of June benefited all of our operating groups. We were especially encouraged with the results of our Internet Group, which achieved its first quarter of positive EBITDA. In addition, the investments we’ve made in our developing B-to-B magazines are starting to bear fruit. We expect to make a number of similar strategic investment decisions in the quarters ahead to drive further growth of our business for our customers, employees and stakeholders.”

Ziff Davis Holdings Earnings Release

Financial Summary for the Quarter Ended June 30, 2003

	ESTABLISHED BUSINESSES SEGMENT (Restricted Subsidiaries)		DEVELOPING BUSINESSES SEGMENT (Unrestricted Subsidiaries)		CLOSED TITLES (2)		TOTAL COMPANY
$ millions	2003	2002	2003	2002	2003	2002	2003	2002
Revenue	$39.2	$42.5	$7.9	$6.1	$—	$8.2	$47.1	$56.8
EBITDA (1)	10.1	9.4	(1.1)	(5.6)	—	(4.3)	9.0	(0.5)

Established Businesses Segment (Ziff Davis Publishing Inc.)

The Established Businesses segment (excluding titles closed during 2002 for comparability purposes) is comprised of eight of the Company’s magazine publications. Revenue for the Established Businesses segment for the second quarter ended June 30, 2003 was $39.2 million, down 7.8% or $3.3 million compared to $42.5 million in the same period last year. The decrease was primarily due to continued softness in the B-to-B enterprise technology advertising market and related pricing pressure there. As a result, total advertising pages were down 4.1% and average price or yield per page also declined. However, ad pages and yields per page for PC Magazine and the Ziff Davis Game Group were stable and relatively consistent with prior year.

Cost of production for the Established Businesses segment for the second quarter ended June 30, 2003 was $13.7 million, down 12.7% or $2.0 million compared to $15.7 million in the prior year period. The decrease primarily relates to lower manufacturing, paper and distribution costs as a result of a reduction in both the total number of magazine copies produced and the total number of advertising and editorial pages printed in the B-to-B technology publishing area, as well as savings achieved through implementation of a number of new production and distribution initiatives across all of the Company’s publications. These overall savings occurred despite the impact of the 9.9% U.S. Postal Service rate increase, which went into effect July 1, 2002.

Selling, general and administrative expenses for the Established Businesses segment were $15.4 million for the second quarter ended June 30, 2003, down 11.5% or $2.0 million from $17.4 million in the same period last year. The decline is primarily due to lower workforce, facilities and other cost savings achieved as a result of cost management

Ziff Davis Holdings Earnings Release

initiatives implemented in prior quarters and a change in the timing of certain B-to-B subscriber marketing programs that occurred in the second quarter of 2002 but this year occurred in the first quarter of 2003.

Developing Businesses Segment (Ziff Davis Development Inc. and Ziff Davis Internet Inc.)

The Developing Businesses segment (excluding titles closed during 2002 for comparability purposes) is comprised of two magazines (Baseline and CIO Insight) launched in 2001 and the Company’s nine Internet sites, most of which were also launched in 2001. Revenue for the Developing Businesses segment for the second quarter ended June 30, 2003 was $7.9 million compared to $6.1 million in the same period last year, reflecting a $1.8 million or 29.5% improvement. The increase primarily relates to increased advertising revenue for the Company’s Internet operations and Baseline, which reflect increasing advertiser acceptance of these developing media properties. The Internet Group’s revenues increased by $1.5 million or 55.1% for the second quarter of 2003 versus the prior year due to a number of positive factors including significantly increased consumer traffic, page views and new advertisers. Total paid advertising pages for Baseline and CIO Insight increased by 25 pages or 9.6% for the second quarter ended June 30, 2003 compared to the prior year period. This increase occurred despite a change in the publishing calendar of CIO Insight, which published one fewer issue for the quarter ended June 30, 2003 compared to the prior year period. CIO Insight will still publish 13 issues in 2003 by distributing one extra issue in the fourth quarter of 2003 versus 2002.

Cost of production for the Developing Businesses segment was $0.7 million for the second quarter ended June 30, 2003, down 41.7% or $0.5 million from $1.2 million in the same prior year period. The decrease relates primarily to lower manufacturing and paper costs as a result of publishing one fewer issue of CIO Insight for the second quarter of 2003 versus 2002, combined with the effects of significantly reduced Internet infrastructure and operating costs resulting from the Company’s ongoing cost management initiatives.

Selling, general and administrative expenses for the Developing Businesses segment were $8.3 million for the second quarter ended June 30, 2003, down 21.0% or $2.2 million from $10.5 million in the same prior year period. The decrease is due to a reduction of Internet editorial costs and a shift in the timing of subscriber marketing programs for Baseline,

Ziff Davis Holdings Earnings Release

which occurred in the second quarter of 2002 but this year occurred in the first quarter of 2003. In addition, all other SG&A costs were generally lower in the second quarter of 2003 due to the impact of cost management initiatives implemented in prior quarters.

Closed Titles (Second Quarter 2002)

Revenue and consolidated EBITDA losses for closed titles were $8.2 million and $(4.3) million, respectively, for the second quarter ended June 30, 2002. Prior year results for closed titles include three magazine publications and certain other developmental businesses and related online properties that were discontinued or sold during 2002.

Restructuring Charges Credit

The Company accrued various expenses as restructuring charges during the years ended December 31, 2001 and 2002. These charges primarily related to facilities consolidation, employee severance and financial restructuring costs. During the second quarter ended June 30, 2003, the Company recognized a credit of $1.5 million to restructuring charges expense relating to the reversal of a portion of the prior years’ accruals, specifically for legal fees and severance amounts where 2003 payments were lower than the amounts originally estimated. As a result of this credit, the Company’s accrued restructuring charges at June 30, 2003 were $31.4 million, approximately $7.0 million of which will represent cash payments for the balance of 2003 and the remainder of which will be paid out over the next 16 years due to the long-term nature of related real estate leases.

Improved Cash Position and Working Capital Management

As of June 30, 2003, the Company had $41.9 million of cash and cash equivalents, representing a $5.4 million increase of cash in the second quarter of 2003 versus a $36.5 million cash balance at March 31, 2003. This increased cash position primarily reflects both the seasonal improvement in advertising billings and the increase in EBITDA resulting from the Company’s lower operating cost base. In addition, the Company made continued improvement in the collection statistics of its accounts receivable, reducing its Days Sales Outstanding (“DSO”) for advertising receivables to 36 DSO, compared to 45 DSO at June 30, 2002.

Ziff Davis Holdings Earnings Release

Second Quarter Operating Highlights and Milestones

PC Magazine

•	Ranked #1 with a 63.4% market share (490 total ad pages) and gained 13 new advertisers
•	Only technology magazine to grow its MRI average issue audience; grew 3.3% to 6,100,000 readers
•	Named to BtoB magazine’s annual Media Power 50 list, citing the most influential business publications
•	PCMag.com debuted its new design providing access to more product reviews, enhanced editorial coverage and in-depth product guides across every technology category
•	PCMag.com’s unique visitor traffic surged 43.1% versus year ago
•	PCMag.com launched its premium-paid utilities download area and gained over 9,000 subscribers since its launch

Game Group

•	Ranked #1 with a 46.4% market share (721 total ad pages) and gained 14 new advertisers
•	Ranked #1 in gaming publication newsstand sales with Official U.S. PlayStation leading the category in single copy revenue
•	GMR increased circulation to 425,000 from 225,000 after only 8 issues
•	Electronic Gaming Monthly ranked #1 by MTV viewers

Enterprise Group

•	The Enterprise Group increased its market share to 18.8% versus 17.5% last year, generating 665 ad pages in the second quarter of 2003
•	eWEEK
o	Finished the second quarter strong, reaching the #2 market share position at 21.9% (390 total ad pages) and gained 13 new advertisers
o	Launched several new innovative integrated marketing programs including government and storage
o	Won several industry accolades including a Circulation Excellence Award from Circulation Management magazine and the American Society of Business Publication Editors (ASBPE) award for best feature series
o	eWEEK.com posted a 38.0% increase in unique visitors in the second quarter of 2003 versus prior year

Ziff Davis Holdings Earnings Release

•	Baseline

o	Increased ad pages 14.5% versus year ago (142 total ad pages) and gained 15 new advertisers
o	Launched the 1st annual Technology ROI Awards
o	Launched Baseline Business Information Services, providing consulting services to technology companies and helping them to forecast and monitor the ROI of their IT implementations
o	Named to BtoB magazine’s annual Media Power 50 list for the second consecutive year
o	Won the prestigious Circulation Excellence Award from Circulation Management magazine for best launch
o	Baselinemag.com increased unique visitors by 88.4% in the second quarter of 2003 compared to prior year
•	CIO Insight
o	Finished the quarter with a 24.2% market share (133 total ad pages) and gained 8 new advertisers
o	Earned numerous industry honors including the ASBPE award which ranked the publication as one of the top ten B-to-B magazines in the United States
o	CIOInsight.com increased unique visitors by 57.8% in the second quarter of 2003 versus year ago

Internet Group

•	Posted strong traffic growth across all websites, increasing unique visitors by 56.3% and page views by 43.7% versus year ago; ExtremeTech.com posted a 61.3% increase in unique visitors for the second quarter versus year ago
•	Unique visitors for the Supersites increased 108.5% in the second quarter versus the first quarter of 2003
•	Revenue increased by 55.1% versus prior year, ending the quarter with 37 new advertisers
•	The eSeminars™ business posted a 39.3% increase in revenue versus year ago
•	Increased commerce/business development revenue 74.1% versus prior year
•	Launched several new audience development partnerships, including supplying Yahoo! News’ Technology section with news stories and commentary

Circulation

•	Increased list rental revenues 29.9% versus year ago
•	Circulation subscriber gains via the Internet continued to grow as online subscribers represented 51.0% of all subscribers acquired in the second quarter versus prior year

Business Outlook

Reflecting the seasonality impact of summer months in reducing certain volumes of advertising sales, the Company anticipates that consolidated EBITDA for the third quarter of 2003 for Ziff Davis Holdings Inc. will be in the range of $4.0 million to $6.0 million.

Ziff Davis Holdings Earnings Release

However, due to the Company’s reduced operating cost structure, this compares favorably to consolidated EBITDA of $1.2 million for the third quarter ended September 30, 2002.

“The positive signs for increased technology and advertising spending are welcome but we remain cautious and singularly focused on delivering against our business plans and generating increased profitability and cash flow,” said Bart W. Catalane, COO and CFO. “As a result, cost management initiatives continue to be a major priority across the Company, particularly with several important supplier contracts up for renewal over the next several quarters. In addition, we continue to be very deliberate in allocating R&D spending and investing for the long-term, focusing primarily on attractive new opportunities that have the potential to drive near-term revenue, EBITDA and cash flow.”

Investor Conference Call

A conference call is scheduled for 3:00 PM EDT on Wednesday, August 6, 2003. Individuals wishing to participate can join the conference call by dialing 1-800-857-3557 for domestic calls and 1-773-799-3224 for international calls at 2:50 PM EDT and giving the operator the following information: Company: Ziff Davis Holdings Inc.; Pass code: Ziff Davis Holdings; Leader: Bart Catalane. For those who are unable to participate in the live call, the conference call will be recorded and available by telephone from 6:00 PM EDT on August 6, 2003 to 6:00 PM EDT on August 12, 2003. Persons interested in listening to the recorded call should dial 1-800-685-2427 for domestic calls and 1-402-998-0942 for international calls and enter the pass code 52690. Any material financial or statistical information discussed on the conference call that is not otherwise included in this press release will be made available on our website, www.ziffdavis.com, under the heading Investor Relations.

About Ziff Davis Holdings Inc.

Ziff Davis Holdings Inc. is the ultimate parent company of Ziff Davis Media Inc. Ziff Davis Media (www.ziffdavis.com) is a special interest media company focused on the technology and electronic video game markets. In the United States, the company publishes 10 industry leading business and consumer magazines: PC Magazine, eWEEK, Baseline, CIO Insight, Electronic Gaming Monthly, Computer Gaming World, Official U.S. PlayStation Magazine, GameNow, Xbox Nation and GMR. There are 38 foreign editions of Ziff Davis Media’s publications produced and distributed in over 70 countries worldwide. In addition to producing websites for all of its magazines, the Company develops tech enthusiast sites such as ExtremeTech.com. Ziff Davis Media provides custom publishing and end-to-end marketing solutions through its Integrated Media Group, industry analyses through Ziff Davis Market Experts and produces eSeminars and webcasts. For more information, visit www.ziffdavis.com.

Ziff Davis Holdings Earnings Release

Forward-Looking Statements

Except for historical information contained herein, all statements made in this release, including statements about anticipated future operating results, cash balances and cost savings, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Such risks and uncertainties include the potential deterioration of the economic climate in general or with respect to the markets in which we operate, risks associated with acquisitions, competition and seasonality and the other risks discussed in our Annual Report on Form 10-K and our other filings made with the Securities and Exchange Commission (which are available from the Company or at http://www.sec.gov), which discussions are incorporated in this release by reference. These forward-looking statements speak only as of the date of this release. After the issuance of this release, the Company might come to believe that certain forward-looking statements contained in this release are no longer accurate. The Company shall not have any obligation, however, to release publicly any corrections or revisions to any forward-looking statements contained in this release.

ZIFF DAVIS HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

	Three Months Ended June 30, 2003
	Established Businesses Segment (Restricted Subsidiaries)	Developing Businesses Segment (Unrestricted Subsidiaries)	Consolidated
Revenue, net	$39,205	$7,911	$47,116
Operating expenses:
Cost of production	13,673	658	14,331
Selling, general and administrative expenses	15,433	8,333	23,766
Depreciation and amortization of property and equipment	2,424	1,275	3,699
Amortization of intangible assets	4,211	—	4,211
Restructuring charges, net	(1,501)	—	(1,501)

Total operating expenses	34,240	10,266	44,506

Income (loss) from operations	4,965	(2,355)	2,610
Interest expense, net	4,846	—	4,846

Income (loss) before income taxes	119	(2,355)	(2,236)
Income tax provision	106	—	106

Net income (loss)	$13	$(2,355)	$(2,342)

EBITDA(1)	$10,099	$(1,080)	$9,019

	Three Months Ended June 30, 2002
	Established Businesses Segment (Restricted Subsidiaries)	Developing Businesses Segment (Unrestricted Subsidiaries)	Consolidated
Revenue, net	$47,554	$9,240	$56,794
Operating expenses:
Cost of production	18,529	1,495	20,024
Selling, general and administrative expenses	22,801	14,509	37,310
Depreciation and amortization of property and equipment	3,562	988	4,550
Amortization of intangible assets	4,796	—	4,796
Restructuring charges, net	7,440	965	8,405
Writedown of intangible assets	14,030	78	14,108

Total operating expenses	71,158	18,035	89,193

Loss from operations	(23,604)	(8,795)	(32,399)
Interest expense, net	13,105	—	13,105

Loss before income taxes	(36,709)	(8,795)	(45,504)
Income tax provision	188	24	212

Net loss	$(36,897)	$(8,819)	$(45,716)

EBITDA(1)	$6,224	$(6,764)	$(540)

ZIFF DAVIS HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

	Six Months Ended June 30, 2003
	Established Businesses Segment (Restricted Subsidiaries)	Developing Businesses Segment (Unrestricted Subsidiaries)	Consolidated
Revenue, net	$75,333	$13,874	$89,207
Operating expenses:
Cost of production	28,215	1,322	29,537
Selling, general and administrative expenses	32,340	16,728	49,068
Depreciation and amortization of property and equipment	4,779	1,821	6,600
Amortization of intangible assets	8,423	—	8,423
Restructuring charges, net	(1,501)	—	(1,501)

Total operating expenses	72,256	19,871	92,127

Income (loss) from operations	3,077	(5,997)	(2,920)
Gain on sale of subsidiary	—	65	65
Interest expense, net	9,857	—	9,857

Loss before income taxes	(6,780)	(5,932)	(12,712)
Income tax provision	356	—	356

Net loss	$(7,136)	$(5,932)	$(13,068)

EBITDA(1)	$14,778	$(4,176)	$10,602

	Six Months Ended June 30, 2002
	Established Businesses Segment (Restricted Subsidiaries)	Developing Businesses Segment (Unrestricted Subsidiaries)	Consolidated
Revenue, net	$95,959	$14,984	$110,943
Operating expenses:
Cost of production	38,045	3,019	41,064
Selling, general and administrative expenses	46,556	29,543	76,099
Depreciation and amortization of property and equipment	8,312	1,980	10,292
Amortization of intangible assets	9,609	—	9,609
Restructuring charges, net	7,440	965	8,405
Writedown of intangible assets	14,030	78	14,108

Total operating expenses	123,992	35,585	159,577

Loss from operations	(28,033)	(20,601)	(48,634)
Interest expense, net	25,940	—	25,940

Loss before income taxes	(53,973)	(20,601)	(74,574)
Income tax provision	389	39	428

Net loss	$(54,362)	$(20,640)	$(75,002)

EBITDA(1)	$11,358	$(17,578)	$(6,220)

ZIFF DAVIS HOLDINGS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2003	March 31, 2003	December 31, 2002
Assets:
Cash and cash equivalents	$41,898	$36,531	$41,290
Accounts receivable, net	25,281	27,084	30,596
Property and equipment, net	18,526	21,084	23,481
Goodwill and intangible assets, net	267,953	272,164	276,376
Other assets, net	20,536	22,866	22,669

Total assets	$374,194	$379,729	$394,412

Liabilities and stockholders’ deficit:
Accounts payable and accrued expenses	$63,252	$63,095	$69,943
Unexpired subscriptions and deferred revenue, net	30,812	34,021	34,237
Long-term debt	307,381	304,261	301,266
Other long-term liabilities	95,415	98,218	100,909
Other liabilities	12,955	13,735	11,243

Total liabilities	509,815	513,330	517,598

Redeemable preferred stock	705,318	689,124	673,577

Stockholders’ deficit	(840,939)	(822,725)	(796,763)

Total liabilities and stockholders’ deficit	$374,194	$379,729	$394,412

ZIFF DAVIS HOLDINGS INC.

Revenue and EBITDA Reconciliations

(in thousands)

(unaudited)

	Three Months Ended June 30, 2003
	Established Businesses Segment (Restricted Subsidiaries)	Developing Businesses Segment (Unrestricted Subsidiaries)	Consolidated
Revenue—continuing businesses	$39,205	$7,911	$47,116
Revenue—closed titles(2)	—	—	—

Total Revenue	$39,205	$7,911	$47,116

EBITDA—continuing businesses	$10,099	$(1,080)	$9,019
EBITDA—closed titles(2)	—	—	—

Total EBITDA(1)	$10,099	$(1,080)	$9,019
Adjustments to reconcile to Income (loss) from operations:
Depreciation and amortization of property and equipment	2,424	1,275	3,699
Amortization of intangible assets	4,211	—	4,211
Restructuring charges, net	(1,501)	—	(1,501)

Income (loss) from operations	$4,965	$(2,355)	$2,610

	Three Months Ended June 30, 2002
	Established Businesses Segment (Restricted Subsidiaries)	Developing Businesses Segment (Unrestricted Subsidiaries)	Consolidated
Revenue—continuing businesses	$42,503	$6,104	$48,607
Revenue—closed titles(2)	5,051	3,136	8,187

Total Revenue	$47,554	$9,240	$56,794

EBITDA—continuing businesses	$9,447	$(5,616)	$3,831
EBITDA—closed titles(2)	(3,223)	(1,148)	(4,371)

Total EBITDA(1)	$6,224	$(6,764)	$(540)
Adjustments to reconcile to Loss from operations:
Depreciation and amortization of property and equipment	3,562	988	4,550
Amortization of intangible assets	4,796	—	4,796
Restructuring charges, net	7,440	965	8,405
Writedown of intangible assets	14,030	78	14,108

Loss from operations	$(23,604)	$(8,795)	$(32,399)

ZIFF DAVIS HOLDINGS INC.

Revenue and EBITDA Reconciliations

(in thousands)

(unaudited)

	Six Months Ended June 30, 2003
	Established Businesses Segment (Restricted Subsidiaries)	Developing Businesses Segment (Unrestricted Subsidiaries)	Consolidated
Revenue—continuing businesses	$75,333	$13,874	$89,207
Revenue—closed titles(2)	—	—	—

Total Revenue	$75,333	$13,874	$89,207

EBITDA—continuing businesses	$14,778	$(4,176)	$10,602
EBITDA—closed titles(2)	—	—	—

Total EBITDA(1)	$14,778	$(4,176)	$10,602
Adjustments to reconcile to Income (loss) from operations:
Depreciation and amortization of property and equipment	4,779	1,821	6,600
Amortization of intangible assets	8,423	—	8,423
Restructuring charges, net	(1,501)	—	(1,501)

Income (loss) from operations	$3,077	$(5,997)	$(2,920)

	Six Months Ended June 30, 2002
	Established Businesses Segment (Restricted Subsidiaries)	Developing Businesses Segment (Unrestricted Subsidiaries)	Consolidated
Revenue—continuing businesses	$83,845	$9,291	$93,136
Revenue—closed titles(2)	12,114	5,693	17,807

Total Revenue	$95,959	$14,984	$110,943

EBITDA—continuing businesses	$17,270	$(13,589)	$3,681
EBITDA—closed titles(2)	(5,912)	(3,989)	(9,901)

Total EBITDA(1)	$11,358	$(17,578)	$(6,220)
Adjustments to reconcile to Loss from operations:
Depreciation and amortization of property and equipment	8,312	1,980	10,292
Amortization of intangible assets	9,609	—	9,609
Restructuring charges, net	7,440	965	8,405
Writedown of intangible assets	14,030	78	14,108

Loss from operations	$(28,033)	$(20,601)	$(48,634)

Ziff Davis Holdings Inc.

Endnotes:

(1) EBITDA is defined as income before interest expense, provision for income taxes, depreciation expense, amortization expense and non-recurring charges. Non-recurring charges include the write-down of intangible assets and restructuring charges (cash and non-cash). The write-down of intangible assets and restructuring charges are not included in EBITDA as management considers the charges to be items not indicative of the performance of its underlying businesses. The cash restructuring charges excluded from EBITDA were $5.7 million for the three months and six months ended June 30, 2002. EBITDA, as defined, is not a measure of performance under generally accepted accounting principles (GAAP), and EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities or other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitablility or liquidity. EBITDA is presented because it is commonly used by certain investors and analysts to analyze a company’s ability to service debt. EBITDA (subject to certain adjustments) is also a component of our debt compliance calculations. However, our method of computation may not be comparable to similarly titled measures of other companies. The most directly comparable financial measure under GAAP to EBITDA is Income or Loss From Operations. Reconciliations between EBITDA and Income or Loss From Operations are included in tables provided on pages 12 and 13 of this release.

(2) Closed titles include the results of operations from publications and related websites, joint ventures and other businesses, which either ceased operation or were sold. In 2002, The Net Economy, Ziff Davis SMART BUSINESS, Yahoo! Internet Life and related websites were closed and eTESTING LABS Inc. was sold.

# # #